Exhibit 99

CDW Announces Third Quarter 2010 Webcast Conference Call

VERNON HILLS, Ill.--(BUSINESS WIRE)--October 26, 2010--CDW Corporation, a leading provider of technology solutions to business, government, education and healthcare, announced that it will host a webcast conference call to discuss its third quarter 2010 results on Friday, October 29, 2010 at 10:30 a.m. ET / 9:30 a.m. CT.

You are invited to join and view the conference call presentation slides at www.cdw.com/investor. To listen to the live call, please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For questions, please email investorrelations@cdw.com.

About CDW

CDW is a leading provider of technology solutions for business, government, education and healthcare. CDW features dedicated account managers who help customers choose the right technology products and services to meet their needs. The company's technology specialists offer expertise in designing customized solutions, while its advanced technology engineers can assist customers with the implementation and long-term management of those solutions. Areas of focus include notebooks, desktops, printers, servers and storage, unified communications, security, wireless, power and cooling, networking, software licensing and mobility solutions. CDW was founded in 1984 and employs approximately 6,150 coworkers. For more information, visit CDW.com.

CONTACT:
Investor Inquiries
CDW Corporation
Collin Kebo
Vice President, Financial Planning
847-419-6328
investorrelations@cdw.com